Exhibit 1.1

$[•]

BAIDU, INC.

$[•] [•]% Notes due 20[•]

$[•] [•]% Notes due 20[•]

Underwriting Agreement

[•], 2020

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

As Representatives of the several Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

Baidu, Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of $[•] principal amount of its [•]% Notes due 20[•] (the “20[•] Notes”) and an aggregate of $[•] principal amount of its [•]% Notes due 20[•] (the “20[•] Notes”, and together with the 20[•] Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of November 28, 2012 (the “Original Indenture”), as amended by the Ninth Supplemental Indenture to be dated as of [•], 2020 (the “Ninth Supplemental Indenture”, together with the Original Indenture, as further amended or supplemented, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3, including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, Time of Sale Information or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the later of (i) the effective date of the Registration Statement with respect to the offering of Securities or (ii) if the Registration Statement has been amended, the effective date of such post-effective amendment, in each case as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time on [•], 2020 when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated [•], 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as follows:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will conform in all material respects with the Securities Act and the Trust Indenture Act, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with (i) the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus and (ii) any subsequent Issuer Free Writing Prospectus (dated on or before the Time of Sale or the Closing Date, as appropriate) amending, supplementing or updating such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed or furnished with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or its consolidated affiliated entities (the “Controlled Entities”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its Controlled Entities taken as a whole; (ii) neither the Company nor any of its Controlled Entities has entered into any transaction or agreement that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; and (iii) neither the Company nor any of its Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Title to Property. Each of the Company and its Subsidiaries has good and marketable title to all real property owned by it, in each case, which is material to the business of the Company and its Controlled Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Information and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by each of the Company and its Subsidiaries.

(h) Organization and Good Standing. The Company, each of its subsidiaries as listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2019 filed with the SEC on March 13, 2020 (File No. 000-51469) (the “Annual Report”), (each, a “Covered Subsidiary”) and each of its consolidated affiliated entities as listed in Exhibit 8.1 to the Annual Report (each, a “Covered Consolidated Affiliated Entity” and all the Covered Subsidiaries and Covered Consolidated Affiliated Entities being referred to collectively as the “Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. All of the “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company are listed in Exhibit 8.1 to the Annual Report and no other subsidiary or affiliated entity of the Company, when considered individually or in the aggregate, would constitute a “significant subsidiary” of the Company.

(i) Corporate Structure. The ownership structure relating to the Covered Consolidated Affiliated Entities complies with current PRC laws and regulations. Each of the contractual arrangements between or among the Company, the Subsidiaries and/or shareholders of the Covered Consolidated Affiliated Entities, as the case may be (each a “Structure Contract” and collectively the “Structure Contracts”) is in full force and effect, enforceable against such parties in accordance with its terms, and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Structure Contract. Each of the Structure Contracts does not (A) conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company and any Covered Consolidated Affiliated Entity or, to the best knowledge of the Company after due inquiry, any shareholder of such Covered Consolidated Affiliated Entity, as the case may be, is a party or by which the Company, any Covered Consolidated Affiliated Entity or, to the best knowledge of the Company after due inquiry, any shareholder of such Covered Consolidated Affiliated Entity is bound or to which any of its properties or assets are subject, (B) result in any violation of the provisions of the constitutive documents or business license of the Company or any Covered Consolidated Affiliated Entity or (C) result in any violation of PRC statute or any order, rule or regulation of any PRC governmental agency, except, in each of (A) and (C) above, to the extent such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its Controlled Entities taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). None of the parties to any of the Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Structure Contracts, and no such termination or non-renewal has been threatened or to the best of the Company’s knowledge is being contemplated by any of the parties thereto. To the best of the Company’s knowledge, there are no governmental or regulatory investigations ongoing or contemplated by any governmental or regulatory authority pertaining to the Structure Contracts.

(j) Control. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered Consolidated Affiliated Entities, through, among other things, the rights assigned by their shareholders as to the exercise of their voting rights. The Company is not aware of any development (including, without limitation, developments with respect to the contractual arrangements involving the Covered Consolidated Affiliated Entities and accounting policies and operations of the Covered Consolidated Affiliated Entities) that could reasonably cause the Company to be unable to consolidate the operating and financial results of any of the Covered Consolidated Affiliated Entities.

(k) Licenses. Each of the Company and its Subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from all governmental or regulatory authorities to conduct their business in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except that the failure to have any such license, franchise, concession, consent, authorization, approval, order, certificate and permit would not reasonably be expected to have a Material Adverse Effect; none of the Company or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, consents, authorizations, approvals, orders, certificates or permits.

(l) No Violations. Except as disclosed in the Time of Sale Information, none of the Company or any of its Subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices in the PRC, the Cayman Islands, the British Virgin Islands, Hong Kong, Japan or the United States, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental or regulatory agency or body or any stock exchange authorities in the PRC, the Cayman Islands, the British Virgin Islands, Hong Kong, Japan or the United States, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or by which any property, right or asset of it may be bound, except that, with respect to (A) and (D), the existence of such breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Capitalization. The Company has the authorized, issued and outstanding capitalization as set forth in the Time of Sale Information. All the outstanding shares of capital stock or other equity interests of each Covered Subsidiary (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable, (iii) are owned directly or indirectly by the Company, except as set forth in the Time of Sale Information, and (iv) are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All of the issued and outstanding share capital or equity interest of each of the Covered Consolidated Affiliated Entities (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) are owned directly by directors, senior officers or family members of directors or senior officers of the Company or by consolidated affiliated entities of the Company, as the case may be, and (iv) are free and clear of any security interest, mortgage, pledge, lien encumbrance, claim and equity other than as set forth in the Time of Sale Information. Each shareholder of the Covered Consolidated Affiliated Entities is a citizen of the People’s Republic of China (which for the purpose of this Agreement excludes Taiwan, Hong Kong SAR and Macau SAR) and no application is pending in any other jurisdiction by him or her or on his or her behalf for naturalization or citizenship thereof.

(n) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(o) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(p) Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized and, when executed and delivered by the Company on the Closing Date, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture has been duly qualified under the Trust Indenture Act and on the Closing Date will conform in all material respects to the requirements of the Trust Indenture Act. The Securities have been duly authorized and, on the Closing Date, the Securities will have been duly executed by the Company and, when authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement, will be the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(q) Description of Indenture and Securities. The Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the memorandum and articles of association of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority or any stock exchange authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) the filing for registration of foreign debt in advance of the offering with the National Development and Reform Commission of the PRC or its local branches (the “NDRC”) and the filing with the NDRC of the information required under Section 1(3) of the Notice on the Administrative Reform of the Registration of Offshore Debt Issuances (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资 [2015] 2044 号)) issued by the NDRC with effect from September 14, 2015 (the “NDRC Notice”) within 10 PRC Business Days (as defined in the Prospectus Supplement) after the Closing Date.

(t) Absence of Proceedings. Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, arbitration or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best knowledge of the Company, no such proceedings have been threatened.

(u) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(v) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(w) Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company or its Subsidiaries own, possess or license the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its Subsidiaries in, and material to, the conduct of the Company’s or its Subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Time of Sale Information and the Prospectus to be conducted, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, there is no infringement by third parties of any of the Company’s or its Subsidiaries’ Intellectual Property, except for such infringement as would not, individually or in the aggregate, result in a Material Adverse Effect, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company or its Subsidiaries (i) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or the Subsidiaries, or (iii) alleging that the operation of the business of the Company or any of its Subsidiaries as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and, in the case of (i), (ii) and (iii), which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and the Company is unaware of any facts which would reasonably be expected to result in any such claim.

(x) Anti-Corruption. Neither the Company nor any of its Controlled Entities, any officer or director, nor, to the best knowledge of the Company, any agent, employee or affiliate of the Company or any of its Controlled Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-bribery or anti-corruption rules or regulations (together with the FCPA, the “Anti-Corruption Rules”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Rules or using any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; and the Company, its Controlled Entities and their affiliates have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(y) Compliance with Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) No Conflicts with Sanctions. Neither the Company, nor any of its Controlled Entities, any officer or director, nor, to the best knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of its Controlled Entities, is currently the subject of (i) any U.S. sanctions administered by the United States Government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Treasury Department) and including, without limitation, the designation as a “specially designated national” or “blocked person” or (ii) any sanctions or measures imposed by the United Nations Security Council or European Union or any other applicable jurisdictions (laws and regulations referred to in (i) and (ii) collectively, the “Sanction Laws and Regulations”). The Company and/or its Controlled Entities (i) are not located, organized or resident in a country, region or territory that is the subject or the target of Sanctions , including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”) and (ii) will not fund or facilitate any activities of or business in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws and Regulations. For the past 5 years, the Company and its Controlled Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company and/or its Controlled Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any sanctions administered by any of the Sanction Laws and Regulations.

(aa) SAFE. Each of the Company and the Subsidiaries has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(bb) NDRC Registration. The Company has completed the filing of foreign debt with respect to the offering described in the Preliminary Prospectus, the Time of Sale Information and the Prospectus and obtained a certificate on September 29, 2020 from the NDRC evidencing such registration in accordance with the NDRC Notice.

(cc) PRC Mergers and Acquisition Rules. No approvals, consents or authorization are necessary from the China Securities Regulatory Commission, the Ministry of Commerce or other competent authorities in connection with the issuance and sale of the Securities according to the Provisions on the Mergers with and Acquisitions of Domestic Enterprises by Foreign Investors (2006 Revision) jointly promulgated by six ministries on August 8, 2006 and the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises promulgated by the MOC on August 25, 2011.

(dd) Financial Controls. The Company and its Controlled Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“US GAAP”). The Company and its Controlled Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Labor. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened.

(gg) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh) Financial Statements. The financial statements and the notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly and accurately in all material respects the financial position of the Company and its Controlled Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its Controlled Entities and presents fairly the information shown thereby.

(ii) Tax Filings. All returns, reports or filings which ought to have been made by or in respect of the Company and its Subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its Subsidiaries are incorporated or engage in business have been made and all such returns are correct in all material respects, and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; and none of the Company or any of its Subsidiaries has received notice of any tax deficiency with respect to the Company or any of its Subsidiaries, other than any tax deficiency that would not reasonably be expected to have a Material Adverse Effect.

(jj) No Restrictions on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(kk) Proprietary Trading. The Company acknowledges and agrees that the Underwriters or certain of their respective affiliates may subscribe the Securities and be allocated the Securities for asset management and/or proprietary purposes and not with a view to distribution.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

3. Purchase and Sale.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (x) at a purchase price of [•]% (being the issue price to investors of [•]% less a combined underwriting, management and selling commission of [•]%) of the principal amount thereof plus accrued interest, if any, from [•], 2020 to the Closing Date (as defined below), the principal amount of the 20[•] Notes set forth opposite such Underwriter’s name in Schedule 1 hereto and (y) at a purchase price of [•]% (being the issue price to investors of [•]% less a combined underwriting, management and selling commission of [•]%) of the principal amount thereof plus accrued interest, if any, from [•], 2020 to the Closing Date, the principal amount of the 20[•] Notes set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at 10:00 A.M., New York City time, on [•], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

4. Covenants of the Company. The Company covenants with the several Underwriters as follows:

(a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date, (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act, and (iii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below) at its own expense on or prior to the date that is nine months after the first public offering of the Securities and at the expense of the Underwriters thereafter, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, the Company will, reasonably in advance of making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, furnish to the Representatives a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives disapprove.

(d) Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and, at its own expense on or prior to the date that is nine months after the first public offering of the Securities and at the expense of the Underwriters thereafter, furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will notify the Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Earnings Statements. To make generally available to the holders of Securities as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g) The Company agrees that, other than the Issuer Free Writing Prospectus identified on Annex A as forming part of the Time of Sale Information or prepared pursuant to Section 2(d) or Section 4(c) above, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(h) Clear Market. During the period from the date hereof through and including the date that is 10 days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company.

(i) DTC. The Company will assist the Representatives in arranging for the Securities to be eligible for clearance and settlement through DTC, Euroclear Bank SA/NV and Clearstream Banking S.A.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. Neither the Company nor any of its Controlled Entities, has taken or will take, directly or indirectly, any action designed to or that constituted or which could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) NDRC Filing. The Company shall file with the NDRC within the applicable time period any requisite information and documents required under Section 1(3) of the NDRC Notice after the issuance of the Securities (“Post-Issuance Filing”) and shall notify the Representatives via email within a reasonable time once such Post-Issuance Filing is completed.

(m) SGX-ST. The Company has obtained approval-in-principle for the Securities to be listed on the Official List of the Singapore Exchange Security Trading Limited (the “SGX-ST”), subject to the conditions set forth in the approval-in-principle received from the SGX-ST. The Company will use its reasonable best efforts to have the Securities admitted for trading, and maintain the listing of the Securities, on the SGX-ST. If the Company is unable to maintain such listing having used its reasonable best efforts, it being understood that reasonable best efforts does not include the public disclosure of sensitive information that the Company otherwise does not and is not required to publicly disclose, the Company agrees to use its reasonable best efforts to obtain and maintain a listing of the Securities on a comparable stock exchange to be selected after consultation with the Representatives.

(n) Taxes. The Company agrees to hold the Underwriters harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery to the Underwriters, and the resale by the Underwriters of the Securities in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and the Indenture which are or may be required to be paid under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore, the PRC or any political subdivision or taxing authority thereof or therein. Moreover, all payments to be made by the Company hereunder will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or chargers. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus identified on Annex A as forming part of the Time of Sale Information or prepared pursuant to Section 2(d) or Section 4(c) above, (ii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing or (iii) any free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Material Adverse Change. No event or condition of a type described in Section 2(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the Chief Executive Officer, Chief Financial Officer, Treasurer or any executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives to the effect set forth in Annex D hereto.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young Hua Ming LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion, Tax Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, tax opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(g) Opinion of Cayman Islands Counsel for the Company. Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2 hereto.

(h) Opinion of PRC Counsel for the Company. Han Kun Law Offices, PRC counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-3 hereto.

(i) Opinion of British Virgin Islands Counsel for the Company. Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-4 hereto.

(j) Opinion of Hong Kong Counsel for the Company. Miao & Co. in association with Han Kun Law Offices (PRC Law Firm), Hong Kong counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-5 hereto.

(k) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion, addressed to the Underwriters, of Jingtian & Gongcheng Attorneys at Law, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(n) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(o) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(p) SGX-ST. As of the Closing Date, the Company shall have received approval-in-principle for the listing of the Securities on the SGX-ST, subject only to compliance with the conditions specified in the approval-in-principle granted by the SGX-ST.

(q) Ratings. The Representatives shall have received on the Closing Date a rating letter dated the Closing Date signed by an authorized representative of each of preliminary rating of “A3” by Moody’s Investors Service, Inc. (“Moody’s”) and “A” by Fitch Inc., a subsidiary of Fimalac, S.A. (“Fitch”), or other evidence satisfactory to the Representatives, to the effect that, on the Closing Date, (i) the Securities are rated at least “A3” by Moody’s and “A” by Fitch and (ii) no notice shall have been given by Moody’s or Fitch of any intended or potential downgrading of any rating of the Securities or of any review for a possible downgrade change in any rating of the Securities below “A3” for Moody’s and “A” for Fitch.

(r) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of (i) the names of the Underwriters on the bottom of the front and back cover pages of the Prospectus and in the table under the first paragraph of text under the caption “Underwriting” on page S-[•] of the Prospectus; (ii) the eleventh paragraph of text under the caption “Underwriting” on page S-[•] of the Prospectus concerning the addresses of the Representatives; (iii) the fourth sentence in the eighth paragraph of text under the caption “Underwriting” on page S-[•] of the Prospectus concerning the Underwriters’ market-making activities; and (iv) the ninth paragraph of text under the caption “Underwriting” on page S-[•] of the Prospectus concerning over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs a and b above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (ii) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if after the execution and delivery of this Agreement and prior to the Closing Date (i) any of the Company or its Controlled Entities shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Representatives, any event or development that, has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including without limitation a change in control of the Company); (ii) trading in securities of the Company or in securities generally shall have been suspended or materially limited or minimum or maximum prices shall have been established on the New York Stock Exchange, the Nasdaq National Market, the Hong Kong Stock Exchange, the SGX-ST or the London Stock Exchange or the over the counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or the relevant authorities in the Cayman Islands, the British Virgin Islands, Hong Kong, Singapore or the PRC or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Cayman Islands, the British Virgin Islands, Hong Kong, Singapore or the PRC shall have occurred; or (iv) there shall have occurred (A) an outbreak or escalation of hostilities involving the United States, the PRC or any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, the PRC or any other national or international calamity or emergency, (C) any material change in the financial markets of the United States, Europe, the PRC or Hong Kong or (D) any material change in the currency exchange rates or the imposition of any material currency exchange controls which, in the case of (A), (B), (C) or (D) above and in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus, the Time of Sale Information or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus and the Time of Sale Information that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 to the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred in connection with any marketing activities for the Securities, including but not limited to “net road show” and investor calls and (x) all expenses and application fees related to the listing of the Securities on the SGX-ST.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and the Underwriters will not pay any expenses incurred by the Company in connection with any “road show” presentation to potential investors.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (ii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (iii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this provision:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C.
§ 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. Except for any communication under Section 4(l), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at:

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Facsimile: +852 2978 0440

Attention: Debt Capital Markets

BofA Securities, Inc.

One Bryant Park,

New York, New York, 10036

United States

Facsimile: +852 3009 0864

Attention: Debt Capital Markets

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Facsimile: +1 212 834 6081

Attention: Investment Grade Finance Syndicate Desk – 3rd floor

Notices to the Company shall be given to it at:

Legal Department

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

The People’s Republic of China

Facsimile: +86 10 5992 0000

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints C T Corporation System (the “Authorized Agent”), which currently has its address at 28 Liberty Street New York, NY 10005, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid until one year after the first date on which none of the Securities remain outstanding. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BAIDU, INC.

By
Title:

[Signature Page to Underwriting Agreement]

Very Truly Yours,

GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By
Authorized Signatory

[Signature Page to Underwriting Agreement]

Very Truly Yours,

BOFA SECURITIES, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By
Authorized Signatory

[Signature Page to Underwriting Agreement]

Very Truly Yours,

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter(s)	Principal Amount of 20[•] Notes	Principal Amount of 20[•] Notes
[•]	$[•]	$[•]
Total	$[•]	$[•]

S-1-1

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated [•], 2020, substantially in the form of Annex B.

A-A-1

Annex B

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Statement No. 333-249314

Issuer Free Writing Prospectus dated [•], 2020

Relating to Preliminary Prospectus Supplement dated [•], 2020

BAIDU, INC.

Pricing Term Sheets

[•]% Notes due 20[•] (the “20[•] Notes”)

Issuer:	Baidu, Inc.
Principal Amount:	US$[•]
Maturity Date:	[•], 20[•]
Coupon (Interest Rate):	[•]%
Public Offering Price:	[•]% of face amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	Approval in-principle has been received for the listing and quotation of the 20[•] Notes on the SGX-ST.
Minimum Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	[•]%
Spread to Benchmark Treasury:	[•]%
Benchmark Treasury:	[•]
Benchmark Treasury Price and Yield:	[•]%
Interest Payment Dates:	[•] and [•], commencing [•], 2021
Interest Payment Record Dates:	[•] and [•]
Optional Redemption:

Make Whole Call at any time prior to [•], 20[•] at a redemption price equal to the greater of 100% and a discount rate of the Treasury Yield plus [•] basis points.

Par Call at any time from or after [•], 20[•] at a redemption price equal to 100%.

Trade Date:	[•], 2020
Settlement Date:	[•], 2020
CUSIP / ISIN:	[•] / [•]
Issue Ratings*:	[Moody’s: A3; Fitch: A]
Issuer Ratings**:	Moody’s: A3; Fitch: A
Joint Bookrunners:	Goldman Sachs (Asia) L.L.C. BofA Securities, Inc. J.P. Morgan Securities LLC
Co-Manager:	[•]

A-B-1

[•]% Notes due 20[•] (the “20[•] Notes”)

Issuer:	Baidu, Inc.
Principal Amount:	US$[•]
Maturity Date:	[•], 20[•]
Coupon (Interest Rate):	[•]%
Public Offering Price:	[•]% of face amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	Approval in-principle has been received for the listing and quotation of the 20[•] Notes on the SGX-ST.
Minimum Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	[•]%
Spread to Benchmark Treasury:	[•]%
Benchmark Treasury:	[•]
Benchmark Treasury Price and Yield:	[•] and [•]%
Interest Payment Dates:	[•] and [•], commencing [•], 2021
Interest Payment Record Dates:	[•] and [•]
Optional Redemption:

Make Whole Call at any time prior to [•], 20[•] at a redemption price equal to the greater of 100% and a discount rate of the Treasury Yield plus [•] basis points.

Par Call at any time from or after [•], 20[•] at a redemption price equal to 100%.

Trade Date:	[•], 2020
Settlement Date:	[•], 2020
CUSIP / ISIN:	[•] / [•]
Issue Ratings*:	[Moody’s: A3; Fitch: A]
Issuer Ratings**:	Moody’s: A3; Fitch: A
Joint Bookrunners:	Goldman Sachs (Asia) L.L.C. BofA Securities, Inc. J.P. Morgan Securities LLC
Co-Manager:	[•]

*	A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each rating should be evaluated independently of any other rating.

**	See “Risk Factors — Risks Related to the Notes — Our credit ratings may not reflect all risks of your investments in the Notes.” in the preliminary prospectus supplement.

We expect that delivery of the notes will be made against payment thereof on or about the settlement date specified in this communication, which will be the [•] business day following the date of pricing of the notes (this settlement cycle being referred to as “T+[•]”). Under Rule 15c6-1 of the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next [•] business day will be required, by virtue of the fact that the notes initially will settle in T+[•], to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling Goldman Sachs & Co., an affiliate of Goldman Sachs (Asia) L.L.C., toll-free at 1-866-471-2526, BofA Securities, Inc., toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

No PRIIPs Key Information Document (KID) has been prepared as not available to retail in EEA.

A-B-2

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

A-B-3

ANNEX C-1

Form of Opinion of U.S. Counsel for the Company

A-C-1-1

ANNEX C-2

Form of Opinion of Cayman Islands Counsel for the Company

ANNEX C-3

Form of Opinion of PRC Counsel for the Company

A-C-3-1

ANNEX C-4

Form of Opinion of British Virgin Islands Counsel for the Company

A-C-4-1

ANNEX C-5

Form of Opinion of Hong Kong Counsel for the Company

A-C-5-1

ANNEX D

BAIDU, INC.

OFFICER’S CERTIFICATE

[•], 2020

Reference is made to the Underwriting Agreement, dated as of [•], 2020 (the “Underwriting Agreement”), by and among Baidu, Inc., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), and Goldman Sachs (Asia) L.L.C., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named in Schedule 1 thereto. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Underwriting Agreement. This Officer’s Certificate is being furnished pursuant to Section 6(d) of the Underwriting Agreement,

I, [name], [title] of the Company, do hereby certify on behalf of the Company as follows:

1. To the best of my knowledge, the representations set forth in Sections 2(a) and 2(c) of the Underwriting Agreement are true and correct as of the Closing Date.

2. The other representations and warranties of the Company in the Underwriting Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied thereunder on or prior to the Closing Date.

3. No order suspending the effectiveness of the Registration Statement is in effect and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act is pending before or threatened by the Commission.

4. No event or condition of a type described in Section 2(f) of the Underwriting Agreement has occurred or exists as of the Closing Date, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto).

IN WITNESS WHEREOF, I have signed this certificate as of date first written above.

BAIDU, INC.

By:
	Name:	[name]
	Title:	[title]

A-D-1-1